EXHIBIT 4.2
                           CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED,

                                       OF

                                D.R. HORTON, INC.

         D.R. Horton, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That on November 12, 1998, at a meeting of the Board of Directors of the Corporation, resolutions were adopted proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Amendment"):

              RESOLVED, that Article Fourth of the Corporations' Amended and Restated Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

                           "FOURTH: The Corporation shall be authorized to issue
                  two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall be authorized to issue is Two Hundred Thirty million (230,000,000); the total number of shares of Preferred Stock shall be Thirty million (30,000,000) and each such share shall have a par value of ten cents ($.10); and the total number of shares of Common Stock shall be Two Hundred Million (200,000,000) and each such share shall have a par value of one cent ($.01). Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

         SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at the Annual Meeting of Stockholders of the Corporation held on January 15, 1999, a majority of all of the shares entitled to vote at the meeting and a majority of the shares entitled to vote at the meeting as a class voted in favor of the Amendment.

         THIRD:   That the  Amendment  has  been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald R. Horton, its Chairman of the Board, and attested by Paul W. Buchschacher, an Assistant Secretary, this 15th day of January, 1999.

                                             D.R. Horton, Inc.



                                             By:  /s/ Donald R. Horton
                                                  ------------------------------
                                                  Donald R. Horton,
                                                  Chairman of the Board





ATTEST:


/s/ Paul W. Buchschacher
--------------------------
Paul W. Buchschacher,
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                    CERTIFICATE OF INCORPORATION, AS AMENDED,

                                       OF

                                D.R. HORTON, INC.

         D.R. Horton, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That on August 28, 1995, at a meeting of the Board of Directors of the Corporation resolutions were adopted proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Amendment"):

                  RESOLVED, that Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, as amended, be amended in its entirety to read as follows (the "Amendment"):

                           "FOURTH: The Corporation shall be authorized to issue
                  two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall be authorized to issue is One Hundred Thirty Million (130,000,000); the total number of shares of Preferred Stock shall be Thirty million (30,000,000) and each such share shall have a par value of ten cents ($.10); and the total number of shares of Common Stock shall be One Hundred Million (100,000,000) and each such share shall have a par value of one cent ($.01). Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

         SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at the Special Meeting of Stockholders of the Corporation held on October 12, 1995, a majority of all of the shares entitled to vote at the meeting as a class voted in favor of the Amendment.

         THIRD:   That  the  Amendment has been duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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



         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald R. Horton, its Chairman of the Board and President, and attested by John M. Saganich, its Assistant Secretary, this 12th day of October, 1995.

                                               D.R. HORTON, INC.



                                               By: /s/ Donald R. Horton
                                                   -----------------------------
                                                   Donald R. Horton, Chairman of
                                                   the Board and President



ATTEST:


/s/ John M. Saganich
--------------------------
John M. Saganich
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                D.R. HORTON, INC.

         D.R. Horton, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That on February 25, 1993, at a meeting of the Board of Directors of the Corporation resolutions were adopted proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation (the "Amendment"):

                  RESOLVED, that Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows (the "Amendment"):

                           "FOURTH: The Corporation shall be authorized to issue
                  two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall be authorized to issue is Thirty-Two Million Five Hundred Thousand (32,500,000); the total number of shares of Preferred Stock shall be Two Million Five Hundred Thousand (2,500,000) and each such share shall have a par value of ten cents ($.10); and the total number of shares of Common Stock shall be Thirty Million (30,000,000) and each such share shall have a par value of one cent ($.01). Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and relative, participating, optional or other
                  rights,  if  any,  and  the  qualifications,   limitations  or
                  restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

         SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at the 1993 Annual Meeting of Stockholders of the Corporation held on April 29, 1993, a majority of all of the shares entitled to vote at the meeting as a class voted in favor of the Amendment.

         THIRD:   That the Amendment has been duly  adopted in  accordance  with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald R. Horton, its Chairman of the Board and President, and attested by John M. Saganich, its Assistant Secretary, this 30th day of April, 1993.

                                            D.R. HORTON, INC.



                                            By:    /s/ Donald R. Horton
                                                   -----------------------------

                                                   Donald R. Horton, Chairman of
                                                   the Board and President



ATTEST:



/s/ John M. Saganich
-----------------------
John M. Saganich
Assistant Secretary

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                D.R. HORTON, INC.

         D.R. Horton, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

         I.       The present name of the corporation is D.R. Horton, Inc.

         II. The amendment and restatement of the corporation's Certificate of Incorporation as set forth in Section III below have been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

         III. The provisions set forth below supersede the corporation's original Certificate of Incorporation, all amendments thereto and all restatements thereof and constitute the Amended and Restated Certificate of Incorporation of the corporation:

                  FIRST:   The name  of the corporation  (the "Corporation")  is
D.R. Horton, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall be authorized to issue is One Hundred Twenty Million (120,000,000); the total number of shares of Preferred Stock shall be Twenty Million (20,000,000) and each such share shall have a par value of ten cents ($.10); and the total number of shares of Common Stock shall be One Hundred Million (100,000,000) and each such share shall have a par value of one cent ($.01).

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

                  FIFTH:   Elections  of directors  shall  be by written ballot.
Stockholders shall not have the power to take action by written consent without a meeting of the Corporation's stockholders.

                  SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.

Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

                  SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the written request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the Corporation (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect; provided, however, that the Corporation shall not indemnify any person with respect to service as a director, officer, employee or agent of Provident Bancorp of Texas, Inc. or any subsidiary thereof. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article SEVENTH. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

                  EIGHTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but, subject to Article NINTH of this Amended and Restated Certificate of Incorporation, the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                  NINTH: The number of directors which shall constitute the whole Board of Directors shall be as determined from time to time by resolution of the directors of the Corporation or as specified in a bylaw of the Corporation adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation. No director may be removed without the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation.

                  TENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, in the bylaws of the Corporation, or by law, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Amended and Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporate Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

                  ELEVENTH:   The Corporation reserves the right at any time and
from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FIFTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the total voting power of all outstanding shares of voting stock of this corporation.

       IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Donald R. Horton, its President, and attested by Alan Jacobs, its Secretary, this 18th day of March, 1992.

                                              D.R. HORTON, INC.

         (Seal)

                                              By:    /s/ Donald R. Horton
                                                     ---------------------------
                                                     Donald R. Horton, President



ATTEST:

By:   /s/ Alan Jacobs
      -------------------------
      Alan Jacobs, Secretary